Exhibit 99.1

First Niagara Financial Group, Inc. Announces Release of 2015 Dodd Frank Act Stress Testing (“DFAST”) Results

Buffalo, N.Y., June 16, 2015 - First Niagara Financial Group, Inc. (NASDAQ: FNFG) today announced that it has released its 2015 Dodd Frank Act Stress Testing (“DFAST”) results for First Niagara Financial Group, Inc. and its subsidiary First Niagara Bank, N.A. The 2015 DFAST results validate the low risk nature of First Niagara’s balance sheet and support the company’s historic and current capital management strategies. The information is available on the company’s website at www.firstniagara.com in the Investor Relations section and has been furnished with the Securities & Exchange Commission (“SEC”), available at www.sec.gov.

About First Niagara
First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $39 billion in assets, $28 billion in deposits, and approximately 5,300 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For additional information on First Niagara, visit us at www.firstniagara.com, follow us on Twitter @FirstNiagara, or like us on Facebook at FirstNiagaraBank.

First Niagara Contacts

Investors:	Ram Shankar
Senior Vice President, Investor Relations
(716) 270-8623
ram.shankar@fnfg.com

News Media:	David Lanzillo
Senior Vice President, Corporate Communications
(716) 819-5780
david.lanzillo@fnfg.com